UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 3, 2023
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation of Scott R. Humphrey as Chief Financial Officer
On April 5, 2023, Fox Factory Holding Corp. (the “Company”) announced that Scott R. Humphrey, Chief Financial Officer and Treasurer, will be leaving the Company on April 14, 2023. The Board of Directors of the Company determined that Mr. Humphrey’s separation is a termination without cause under the Employment Agreement, dated August 4, 2020, between Mr. Humphrey and the Company (the “Humphrey Employment Agreement”). Mike Dennison, Chief Executive Officer of the Company stated, “Scott played a key role in aligning financial offices across the Company and building out a more comprehensive financial infrastructure. We are thankful for his service to the Company and wish him the best as he seeks out the next opportunity.”
In connection with Mr. Humphrey’s transition, on April 4, 2023, the Company and Mr. Humphrey entered into an Executive Separation and Release Agreement (the “Humphrey Separation Agreement”) with an effective date of April 14, 2023. Until April 14, 2023, the effective date of Mr. Humphrey’s separation, Mr. Humphrey will continue to be employed by the Company as the Chief Financial Officer and Treasurer pursuant to the terms and conditions of the Humphrey Employment Agreement.
Pursuant to the Humphrey Separation Agreement, Mr. Humphrey will be entitled to the benefits described in Section 4(b)(ii) of the Humphrey Employment Agreement, including (i) severance in an amount equal to twelve (12) months of Mr. Humphrey’s per annum base salary, ($550,000), payable in accordance with normal Company payroll practices, and (ii) a pro rata payment of the performance bonus provided for in the Humphrey Employment Agreement, such pro rata bonus payment being calculated as the product of the 2023 fiscal year’s performance bonus multiplied by a fraction, the numerator of which is the number of weeks Mr. Humphrey is employed with the Company in 2023 and the denominator of which is the number of weeks in the fiscal year, and such bonus payment, if any, shall be made in a cash lump sum in 2024.
Pursuant to the Humphrey Separation Agreement, the Company will, subject to the Humphrey Separation Agreement becoming effective, subsidize Mr. Humphrey’s monthly COBRA premium until the earlier of twelve (12) consecutive months following the Company’s receipt of Mr. Humphrey’s election for COBRA coverage or until Mr. Humphrey becomes eligible for an employer-sponsored group health plan at a subsequent employer.
Pursuant to the Humphrey Separation Agreement, Mr. Humphrey will also be permitted to continue to vest in 11,578 unvested restricted stock units and 10,251 unvested performance share units through April 14, 2024, as if Mr. Humphrey remained an employee through such time.
Following the effective date of his separation, Mr. Humphrey has agreed to be reasonably available for and to provide transition services on an as-needed basis for not more than twenty (20) hours a month through April 14, 2024.
This summary of the Humphrey Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Humphrey Separation Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.
Appointment of Maggie Torres as Interim Chief Financial Officer
In connection with Mr. Humphrey’s separation from the Company, on April 3, 2023, the Board appointed Ms. Maggie Torres as the Company’s Interim Chief Financial Officer and Interim Treasurer to serve while the Company completes its search process for a permanent Chief Financial Officer. The appointment of Ms. Torres as Interim Chief Financial Officer will be effective on April 14, 2023, immediately following Mr. Humphrey’s separation. As of April 14, 2023, Ms. Torres will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as her successor is appointed, or until her earlier resignation or removal.
Ms. Torres, age 40, joined the Company in August 2014 and has served in a variety of roles including SEC Reporting Manager from August 2014 to December 2017, Director, Corporate Reporting from January 2018 to October 2019, Senior Director, Corporate Controller from October 2019 to November 2020, and most recently, as Vice President, Corporate Controller where she has served since November 2020. Prior to joining the Company, Ms. Torres worked for eight years with BDO USA, LLP in the assurance practice. Ms. Torres holds a Bachelor of Arts from University of California San Diego.

Ms. Torres will serve as the Interim Chief Financial Officer and Interim Treasurer and will have the normal duties, responsibilities, functions and authority customarily associated therewith and such other duties and responsibilities as may be appropriately assigned from time to time. In exchange for such services, the Company will continue to pay Ms. Torres her current base salary of $224,689 per year (the “Base Salary”), payable in accordance with the Company’s customary payroll practices. The Company will also pay Ms. Torres an additional monthly payment (the “Interim Role Payment”) equal to $25,000 per month for each month that she serves as the Interim Chief Financial Officer, prorated for any partial month served and subject to a minimum amount of $100,000.
There are no arrangements or understandings between Ms. Torres and any other person pursuant to which she was appointed as the Company’s Interim Chief Financial Officer and Interim Treasurer. There are no family relationships between Ms. Torres and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Torres that are reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Executive Separation and Release Agreement, dated April 4, 2023, between Fox Factory, Inc., Fox Factory Holding Corp. and Scott Humphrey.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	April 5, 2023	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer